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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                        -------------------------------

                                  FORM 8-K/A
                                AMENDMENT NO. 1

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                        -------------------------------


  Date of Report (Date of earliest event reported):   January 7, 2000
                                                      ---------------
  (December 20, 1999)

                          CAMDEN NATIONAL CORPORATION
              (Exact name of Registrant as specified in charter)



           Maine                       01-28190                 01-0413282
----------------------------   ------------------------    -------------------
(State or other jurisdiction   (Commission file number)       (IRS employer
     of incorporation)                                     identification no.)


                      Two Elm Street, Camden, Maine 04843
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)

                                (207) 236-8821
                                --------------
             (Registrant's telephone number, including area code)



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     This Current Report on Form 8-K/A is being filed by Camden National
Corporation to amend and restate its previously filed Current Report on Form 8-K, dated January 3, 2000.

Item 2 - Acquisition or Disposition of Assets
---------------------------------------------

     Acquisition of KSB Bancorp, Inc. After the close of business on December 20, 1999, following receipt of all required regulatory and stockholder approvals, Camden National Corporation, a Maine corporation ("Camden"), completed the acquisition of KSB Bancorp, Inc., a Delaware corporation ("KSB"), pursuant to the terms and conditions of an Agreement and Plan of Merger, dated as of July 27, 1999 (the "Merger Agreement"), by and among Camden, Camden Acquisition Subsidiary, Inc., a Delaware corporation and wholly-owned subsidiary of Camden, KSB and Kingfield Savings Bank, a Maine chartered stock savings bank and wholly-owned subsidiary of KSB. The acquisition was effected by a series of transactions resulting in the merger of KSB with and into Camden (the "Merger"), with Camden as the surviving corporation.

     Pursuant to the Merger Agreement, holders of KSB common stock, par value $.01 per share ("KSB Common Stock"), are entitled to receive, for each such share held by them on December 20, 1999 at 5:01 p.m. (the "Effective Time"),
1.136 shares of Camden common stock, no par value ("Camden Common Stock"). Any holder of KSB Common Stock who would otherwise be entitled to receive an amount of cash equal to the product of such fraction and $17.25, subject to applicable withholding taxes.

     Approximately 1.5 million shares of Camden common stock will be issued in the Merger, bringing the total number of Camden shares outstanding to approximately 8 million.

     In addition, at the Effective Time, all outstanding and unexercised options to purchase shares of KSB Common Stock were automatically converted into options to purchase shares of Camden Common Stock. Camden has assumed all of the KSB options subject to the terms and conditions of KSB's stock option plans under which the assumed KSB options were granted. The number of shares of Camden Common Stock purchasable upon exercise of any KSB option is equal to the number of shares of KSB Common Stock that were purchasable prior to the Effective Time multiplied by the exchange ratio of 1.136, rounding to the nearest whole share, and the per share exercise price of each KSB option was adjusted by dividing the per share exercise price of each KSB option by the exchange ratio of 1.136, rounding to the nearest cent.

     The Merger will be accounted for as a pooling of interests under generally accepted accounting principles. A copy of the press release announcing the effectiveness of the Merger is filed as Exhibit 99.5 hereto.

     Board of Directors. As of the Effective Time, the following persons, who were immediately prior to the Effective Time serving as members of the board of directors of KSB, became members of the board of directors of Camden:

               Name                      Term
               ----                      ----

               Winfield F. Robinson      2002
               Theodore C. Johanson      2001


Item 7 - Financial Statements, Pro Forma Financial Information and Exhibits
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(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. Financial statements of the business acquired are included as Exhibits 99.1 and 99.2 hereto.

(b) PRO FORMA FINANCIAL INFORMATION. Unaudited pro forma financial information for the three years ended December 31, 1998, 1997 and 1996, and as of and for the three months ended September 30, 1999, are included as Exhibit 99.3 and Exhibit 99.4, respectively, hereto.

(c)  EXHIBIT INDEX.

                                 EXHIBIT INDEX

                                  Description
                                  -----------

2.1 Agreement and Plan of Merger, dated as of July 27, 1999, by and among Camden National Corporation, Camden Acquisition Subsidiary, Inc., KSB Bancorp, Inc., and Kingfield Savings Bank. (Incorporated by reference to the Current Report on Form 8-K filed by Camden National Corporation on August 9, 1999.)

23.1 Consent of Berry, Dunn, McNeil & Parker, LLC relating to the financial statements of Camden and KSB.

99.1 Financial Statements of KSB Bancorp, Inc. at and for the periods ended December 31, 1998. (Incorporated by reference to the Annual Report on Form 10-KSB filed by KSB Bancorp, Inc. on March 31, 1999.)

99.2 Unaudited Financial Statements of KSB Bancorp, Inc. at and for the period ended September 30, 1999. (Incorporated by reference to the Quarterly Report on Form 10-QSB filed by KSB Bancorp, Inc. on November 15, 1999.)

99.3 Unaudited Pro Forma Financial Information as of and for the three years ended December 31, 1998, 1997 and 1996.
       (Incorporated by reference to the Registration Statement on Form S-4 filed by Camden National Corporation on October 5, 1999.)

99.4 Unaudited Pro Forma Financial Information as of and for the three months ended September 30, 1999.


99.5   Press Release of Camden National Corporation, dated
       December 20, 1999.



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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be filed on its behalf by the undersigned thereunto duly authorized.

                                      CAMDEN NATIONAL CORPORATION


Dated:  January 6, 2000             By: /s/ Robert W. Daigle
                                      ------------------------------
                                      Name:  Robert W. Daigle
                                      Title: President and
                                             Chief Executive Officer